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                               Option Agreement.

     This Agreement made as of the 30 day of June, 1995 by and among Beachport Entertainment Corporation, a Utah corporation (the "Purchaser"), Barry Mendelson (the "Seller"), and On Ice, Inc., a Delaware corporation (the "Company").


     WHEREAS, the Purchaser desires to acquire the outstanding shares of capital stock of the Company; and

     WHEREAS, the Seller, the sole shareholder of the Company desires to sell his shares of capital stock to the Purchaser and hereby grants Purchaser an option to acquire the Shares;

     NOW, THEREFORE, in consideration of the agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                                 THE TRANSACTION

     1.1. Grant of Option. The Seller hereby grants Purchaser an option (the "Option") to acquire all of the issued and outstanding shares of Common Stock of the Company (the "Shares") at an exercise


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price of Five Hundred Thousand ($500,000) Dollars (the "Exercise Price"). In
consideration of Seller granting Purchaser the Option, Purchaser agrees to issue to Seller 800,000 shares of Purchaser's common stock (the "Beachport Shares").

     1.2 Term of Option. Unless further extended by the Seller, the Option shall expire six months from the date of the Offering Memorandum pursuant to which the Company is offering up to 3,150,000 shares of its common stock pursuant to Rule 504 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

     1.3 Purchase and Sale of Stock. Upon exercise of the Option, and payment of the "Exercise Price", Seller shall sell, transfer and deliver to the Purchaser and the Purchaser shall acquire the Shares, free and clear of all liens, pledges, encumbrances, charges and claims thereon.

     1.4 Expense Reimbursement. Upon exercise of the Option and payment of the Exercise Price, Purchaser further agrees to reimburse Seller for all monies advanced for the Company's 1995 operating expenses which are estimated to aggregate $360,000 for the months January 1995 through and including July 1995; $82,500 in August 1995; and $110,000 per month from September 1995 through December 1995. All such reimbursements are to be funded out of the operational profits of the Company.

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     1.5. Employment Agreement. Upon the execution of this Agreement, the
Purchaser agrees to enter into an employment agreement with Seller for a salary of $200,000 per year plus fifty (50%) percent of the fees generated by him as producer for Company related projects. Seller shall be employed, as of the date hereof as the President and Chief Operating Officer of the Purchaser and named a Director of the Purchaser. In the event that the Purchaser does not exercise the Option, or the right of Purchaser to exercise the option is not extended by the Seller, Seller shall have the right to resign his position with the Purchaser. In such event, Seller agrees to surrender to Purchaser the Beachport Shares.

                                   ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLER


     The Company and the Seller represent and warrant to the Purchaser as follows:

     2.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted.

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     2.2 Capitalization. The authorized capital stock of the Company consists of
1,000 shares of common stock, no par value and there is no other capital stock authorized for issuance. As of the date hereof 100 shares of common stock were validly issued and outstanding, fully paid and non assessable and no shares were reserved for issuance nor were there outstanding any options, warrants, convertible instruments of other rights, agreements, or commitments (contingent or otherwise) obligating the Company to issue shares of capital stock.

     2.3 Authority Relative to This Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding Agreement of the Company and is enforceable in accordance with its terms. The Company has all requisite corporate power and authority to enter into this Agreement and its doing so has been duly and sufficiently authorized.

     2.4 Absence of Breach; No consents. The execution, delivery and performance of this Agreement, and the performance by the Company of its obligations hereunder, do not (1) conflict with or result in a breach of any of the provisions of the Articles of Incorporation or Bylaws of the Company; (2) to its knowledge contravene any law, ordinance, rule or regulation of any State or Commonwealth or political subdivision of either, or of the United States, or of any applicable foreign jurisdiction, or contravene

                                        4


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any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds the Company or any of its material properties, except in any such case where such contravention will not have a material adverse effect on the business condition (financial or otherwise), operations, or prospects of the Company, taken as a whole, and will not have a material adverse effect on the validity of this Agreement; (3) conflict with or result in a material breach of or default under any material indenture or loan or credit agreement or any other material agreement or instrument to which the Company is a party or by which it or any of its material properties may be affected or bound; (4) to its knowledge, requires the authorization, consent, approval or license of any third party; or (5) to its knowledge, constitutes grounds for the loss or suspension of any permits, licenses or other authorizations used in the business of the Company.

     2.5 Taxes. The Company has duly filed or caused to be filed all federal, state, county and municipal tax returns, reports and declarations which are required to be filed and have paid or have made full and adequate provision of payment of all federal, state, local and foreign income and other taxes properly due for the periods covered by such returns, reports, and declarations.

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     2.6 Proprietary Rights. The Company possesses full ownership of, or adequate and enforceable long term licenses or other rights to use, all trade secrets, copyrights, patents, trademarks, service marks, and all similar types of intangible property developed, created or owned by the Company or used in connection with its business (the "Proprietary Rights"); the Company has not received any notice of conflict which asserts the rights of others with respect thereto; and the Company has in all material respects performed all of the obligations required to be performed by it, and is not in default in any material respect, under any agreement relating to any Proprietary Rights.


     2.7 Ownership of Assets. To its knowledge the Company has good, marketable and insurable title, or valid effective and continuing leasehold rights in the case of leased property, to all real property (as to which, in the case of owned property, such title is fee simple) and all personal property owned or leased by it or used by it in the conduct of its business in such a manner as to create the appearance or reasonable expectation that the same is owned or leased by it; such ownership is free and clear of all liens, claims, encumbrances and charges, except liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which, singly and in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially impair the use thereof; no other person has any ownership or similar right in, or contractual or

                                        6

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other right to acquire any such right in, any of such assets. The Company does not know of any potential action by any party, governmental or other and no proceedings with respect thereto have been instituted of which the Company has notice that would materially effect the Company's ability to use and to utilize each of such assets in its business. The Company has received no notices from any mortgagee regarding any leased properties of the Company or the leasehold interest.

     2.8 Litigation. (a) No material investigation or review by any governmental entity with respect to the Company is pending or, to the best knowledge of the Company, threatened (other than inspections and review customarily made of businesses such as that of the Company) nor has any governmental entity indicated to the Company an intention to conduct the same; and (b) there is no action, suit, or proceeding pending or, to the Company's knowledge, threatened against the Company which would or could affect the Company's obligations under this Agreement, its business, the assets, the Proprietary Rights, or the interest of the Company therein. The Company is not aware of any fact, condition, event or circumstance upon which any claim, judgment, order, proceeding or governmental investigation against and adversely affecting it, its business, assets or Proprietary Rights might reasonably be based.

     2.9 Compliance with Laws. To its best knowledge, the Company is operating its business in compliance with all laws, regulations

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and orders and has obtained all governmental permits, licenses or authorizations, if any, required for the conduct of its business.

                                  ARTICLE III

                   REPRESENTATION AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to the Seller:

     3.1 Corporate Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has the corporate power to carry on its business as now conducted.

     3.2 Capitalization. The authorized capital stock of the Purchaser consists of 50,000,000 shares of common stock, $.002 par value and there is no other capital stock authorized for issuance. As of the date hereof, including the Beachport Shares to be issued to Seller herewith, 2,993,000 shares of common stock were validly issued and outstanding, fully paid and non assessable. With the exception of up to 3,150,000 shares of common stock reserved for issuance in connection with an offering of Purchaser's securities pursuant to Rule 504 of Regulation D of the Securities Act and 230,000 shares of common stock reserved for issuance upon the exercise of outstanding warrants, no other shares are reserved for issuance nor are there any outstanding options, warrants,

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convertible instruments or other rights, agreements, or commitments (contingent or otherwise) obligating the Purchaser to issue shares of capital stock.

     3.3 Authority Relative to This Agreement. The Purchaser has the requisite corporate power and authority to enter into this Agreement and to carry out their obligations hereunder. The execution and delivery of this Agreement have been duly authorized and approved by the requisite level of corporate authority of Purchaser and no other corporate proceedings on its part is necessary to approve and adopt this Agreement.

     3.4 Absence of Breach; No consents. The execution, delivery and performance of this Agreement, and the performance by the Purchaser of its obligations hereunder, do not (1) conflict with or result in a breach of any of the provisions of the Articles of Incorporation or Bylaws of the Purchaser; (2) to its knowledge contravene any law, ordinance, rule or regulation of any State or Commonwealth or political subdivision of either or of the United States, or of any applicable foreign jurisdiction, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds the Purchaser or any of its material properties, except in any such case where such contravention will not have a material adverse

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effect on the business condition (financial or otherwise), operations, or prospects of the Purchaser, taken as a whole, and will not have a material adverse effect on the validity of this Agreement; (3) conflict with or result in a material breach of or default under any material indenture or loan or credit agreement or any other material agreement or instrument to which the Purchaser is a party or by which it or any of their material properties may be affected or bound; (4) to its knowledge require the authorization, consent, approval or license of any third party; or (5) to its knowledge constitute grounds for the loss or suspension of any permits, licenses or other authorizations used in the business of the Purchaser.

                                   ARTICLE IV

                                  MISCELLANEOUS

     4.1 Brokers and Expenses. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly by the Purchaser with Seller, without the intervention of any broker, finder, investment banker or other third party. Seller agrees that he will indemnify the Purchaser against and in respect to any and all damages, losses, liabilities and expenses, including attorneys' fees, which may be incurred by the Purchaser as a result of any claims asserted against the Purchaser by any broker or other person on the basis of any arrangements or agreements made or alleged to have been made by

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Seller; and the Purchaser agrees that it will indemnify Seller in respect of any and all damages, losses, liabilities and expenses, including attorneys's fees, which may be incurred by Seller as a result of any claims against Seller by any broker or other person on the basis of any arrangements or agreements made or alleged to have been made by Purchaser.

     Each party hereto shall pay its own expenses and costs incident to the preparation of this Agreement and to the consummation of the transactions contemplated herein.

     4.2 Notices. All notices, requests, instructions, or other documents to be given hereunder shall be in writing and sent by registered mail:


         If to Seller:                   Barry Mendelson
                                         517 North Robertson
                                         Suite 200
                                         Los Angeles, CA 90048

         If to the Purchaser:            Beachport Entertainment
                                              Corporation
                                         Suite 200
                                         517 North Robertson
                                         Los Angeles, CA 90048

         with copies to                  Gerald A. Adler, Esg.
                                         Loselle Greenawalt
                                            Kaplan Blair & Adler
                                         140 East 45th Street
                                         New York, New York 10017

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     4.3 Jurisdiction. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of California.

     4.4 Assignment. This Agreement shall not be assignable by either party without the prior written consent of the other.

     4.5 Headings. All paragraph headings herein are inserted for convenience only. This Agreement may be executed in several counterparts, each of which shall be deemed an original, which together shall constitute one and the same instrument.

     4.6 Entire Agreement. This Agreement sets forth the entire understanding between the parties, there being no terms, conditions, warranties or representations other than those contained herein and no amendments hereto shall be valid unless made in writing and signed by the parties hereto.

     4.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns of Blum and upon the successors and assigns of the Purchaser.

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     IN WITNESS WHEREOF, each of the parties hereto has duly executed this agreement as of the date and year first written above.

                                            Beachport Entertainment Corporation

                                            By: /s/ Robert L. Barland
                                               ---------------------------------
                                               Robert L. Barland, Vice President

                                            On Ice, Inc.

                                            By: /s/ Barry Mendelson
                                               ---------------------------------
                                               Barry Mendelson, President

                                                /s/ Barry Mendelson
                                               ---------------------------------
                                               Barry Mendelson

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